UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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(Name of Registrant as Specified In Its Charter)

MVC CAPITAL, INC.

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MVC Capital’s Board Approves a Tender Offer to Purchase up to $25 Million of Common Stock

PURCHASE, N.Y., October 23, 2017 – MVC Capital, Inc. (NYSE:MVC) (the “Company” or “MVC”), a publicly traded business development company that makes private debt and equity investments, announced that the Board has approved commencement of a cash tender offer in November to purchase up to $25 million of its common stock. The offer price per share will be determined prior to commencement of the offer based upon market and other factors.

Today’s announcement represents another important step in implementing the previously approved Board plan, which contemplated one or more tender offers, as the Company continues to take steps to address its share price discount to NAV. MVC’s commitment is evidenced by its decision to repurchase $40 million of shares within months of exiting USG&E, through its $15 million Dutch tender that closed in August 2017 and today’s announced $25 million tender offer approval. In addition, MVC continues to be focused on further distributions in order to drive value for all shareholders.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF MVC CAPITAL COMMON STOCK. THE TENDER OFFER FOR SHARES OF MVC CAPITAL COMMON STOCK DESCRIBED IN THIS PRESS RELEASE HAS NOT YET COMMENCED. THE TENDER OFFER WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT MVC CAPITAL INTENDS TO DISTRIBUTE TO ITS SHAREHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WOULD CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. SHAREHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT MVC CAPITAL INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT (TO BE IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

MVC-G

About MVC Capital, Inc.

MVC Capital is a business development company traded on the New York Stock Exchange that provides long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries. For additional information about MVC, please visit the MVC's website at www.mvccapital.com.

Safe Harbor Statement and Other Disclosures

The information contained in this press release contains forward-looking statements, including with respect to the commencement of a tender offer by the Company as currently intended, the Company’s making of future distributions, transitioning to yielding investing, its future deployment of capital, and the expectation that its strategies should result in a narrowing or elimination of the discount of the Company's share price to NAV. These forward-looking statements are subject to the inherent uncertainties in predicting future events, activities, results and circumstances. Certain factors could cause actual events, activities, results and circumstances to differ materially from those contained in these forward-looking statements, including, among other things: the extent of the Company's cash position from time to time and alternative opportunities for deployment of its cash; the ability of the Company to identify suitable yielding investments and to consummate such investments on terms the Company deems appropriate; the ability of the Company to dispose of its remaining equity portfolio on suitable terms and the timing of any such dispositions; the performance of the Company's investments; and economic, business and market factors affecting the market price of the Company's shares, including factors that may be unrelated to the Company's performance; general economic, business and market factors; and other factors identified under "Risk Factors" in the Company's periodic reports that it files with the Securities and Exchange Commission.

There also can be no assurance that the Company will be able to sustain future dividends at the currently contemplated level, or that future dividends will be made at all. Also, the tax character of the fourth quarter dividend referred to herein has not yet been determined and, although it is currently not expected, any portion of such distribution may be characterized as a return of capital.

There can be no assurance that MVC will achieve its investment objectives. There is no assurance that the market price of MVC’s shares, either absolutely or relative to net asset value, will increase as a result of any of the activities discussed in this release, or otherwise that the plan will enhance shareholder value over the long-term. The Company assumes no duty to update any of the disclosures contained in this press release.

Other Disclosures

None of MVC’s Board of Directors or the information agent or the depositary for the tender offer will make any recommendations to shareholders as to whether to tender or refrain from tendering their shares into the tender offer. Shareholders must make their own decision as to how many shares they will tender, if any.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for its 2017 Annual Meeting of Stockholders. The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders with respect to the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the proxy statement. Before making any voting decision with respect to matters to be presented to the Annual Meeting, shareholders are urged to read all relevant documents filed with or furnished to the SEC, including among other things the Company’s definitive proxy statement and any supplements thereto, which contain important information. Shareholders may obtain a free copy of the definitive proxy statement and other relevant documents that the Company files with or furnishes to the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.mvccapital.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Shareholders with questions about how to vote their shares, or in need of additional assistance, may contact the Company’s proxy solicitors, Innisfree M&A Inc., at (888) 750-5834.

Contact:

Investor Relations

Jackie Rothchild
MVC Capital
914.510.9400

Media Inquiries

Joele Frank, Wilkinson Brimmer Katcher
Andy Brimmer / Carrie Klapper
212-355-4449